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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF MAIL.COM, INC.

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
NAME                                   JURISDICTION OF INCORPORATION
----                                   -----------------------------
Mast Acquisition Corp................  Delaware

The Allegro Group, Inc...............  Ohio

iFan, Inc............................  California

TCOM, Inc............................  New Jersey
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